CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated March 5, 1999 accompanying the consolidated financial statements and schedule of Correctional Services Corporation and Subsidiaries that are included in the Company's Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Correctional Services Corporation and Subsidiaries on Form S-4 (Registration No. 333-72003, effective March 4, 1999).

                                    GRANT THORNTON LLP





Tampa, Florida
March 5, 1999